EXHIBIT 10.6

                      RESEARCH FUNDING AND OPTION AGREEMENT

                                 BY AND BETWEEN

                         THE SCRIPPS RESEARCH INSTITUTE
                             A CALIFORNIA NONPROFIT
                           PUBLIC BENEFIT CORPORATION

                                       AND

                                MICROISLET, INC.,

                              A NEVADA CORPORATION

*** Confidential portions of this document have been redacted and filed separately with the Commission.



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                                TABLE OF CONTENTS

1.       DEFINITIONS........................................................-1-
         1.1      AFFILIATE.................................................-1-
         1.2      CONFIDENTIAL INFORMATION..................................-2-
         1.3      FIELD.....................................................-2-
         1.4      JOINTLY DEVELOPED TECHNOLOGY..............................-2-
         1.5      LICENSED PRODUCT..........................................-2-
         1.6      PRINCIPAL INVESTIGATOR....................................-2-
         1.7      PROPRIETARY PROPERTY......................................-2-
         1.8      RESEARCH PROGRAM..........................................-3-
         1.9      SCRIPPS PATENT RIGHTS.....................................-3-
         1.10     SCRIPPS TECHNOLOGY........................................-3-

2.       CONDUCT OF RESEARCH PROGRAM........................................-3-
         2.1      CONDUCT OF RESEARCH PROGRAM...............................-3-
         2.2      SUPERVISION OF RESEARCH PROGRAM...........................-3-
         2.3      REPORTS...................................................-3-
         2.4      CONTRIBUTIONS OF PARTIES TO RESEARCH PROGRAM..............-4-
         2.5      TRANSFER OF MATERIALS.....................................-4-

3.       OPTION FOR EXCLUSIVE LICENSE.......................................-5-
         3.1      GRANT OF OPTION...........................................-5-
         3.2      DISCLOSURE OF SCRIPPS TECHNOLOGY..........................-5-
         3.3      DISCLOSURE OF JOINTLY DEVELOPED TECHNOLOGY................-5-
         3.4      OPTION PERIOD.............................................-6-
         3.5      EXERCISE OF OPTION........................................-6-
         3.6      RESERVATION OF RIGHTS.....................................-6-

4.       WARRANTIES.........................................................-6-
         4.1      WARRANTY OF TITLE; NO OTHER WARRANTIES....................-6-
         4.2      NO OTHER WARRANTIES.......................................-6-

5.       INTERESTS IN INTELLECTUAL PROPERTY.................................-7-
         5.1      TITLE.....................................................-7-
         5.2      GOVERNMENTAL INTEREST.....................................-7-

6.       CONFIDENTIALITY AND PUBLICATION....................................-7-
         6.1      CONFIDENTIAL INFORMATION..................................-7-
         6.2      PUBLICATIONS..............................................-8-
         6.3      PUBLICITY.................................................-8-

7.       TERM AND TERMINATION...............................................-8-
         7.1      TERM......................................................-8-
         7.2      TERMINATION BY MUTUAL AGREEMENT...........................-8-

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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         7.3      TERMINATION UPON DEFAULT..................................-8-
         7.4      TERMINATION UPON INSOLVENCY...............................-9-
         7.5      EFFECT OF EXPIRATION OR TERMINATION.......................-9-
                  7.5.1  TERMINATION UPON DEFAULT OF OPTIONEE...............-9-
                  7.5.2  EXPIRATION OR TERMINATION UPON DEFAULT OF SCRIPPS..-9-

8.       ASSIGNMENT; SUCCESSORS.............................................-9-
         8.1      ASSIGNMENT................................................-9-
         8.2      BINDING UPON SUCCESSORS AND ASSIGNS......................-10-

9.       GENERAL PROVISIONS................................................-10-
         9.1       INDEPENDENT CONTRACTORS.................................-10-
         9.2       ARBITRATION.............................................-10-
                  9.2.1    LOCATION........................................-10-
                  9.2.2    SELECTION OF ARBITRATORS........................-10-
                  9.2.3    DISCOVERY.......................................-10-
                  9.2.4    CASE MANAGEMENT.................................-11-
                  9.2.5    REMEDIES........................................-11-
                  9.2.6    EXPENSES........................................-11-
                  9.2.7    CONFIDENTIALITY.................................-11-
         9.3       ENTIRE AGREEMENT; MODIFICATION..........................-11-
         9.4       CALIFORNIA LAW..........................................-12-
         9.5       HEADINGS................................................-12-
         9.6       SEVERABILITY............................................-12-
         9.7       NO WAIVER...............................................-12-
         9.8       ATTORNEYS' FEES.........................................-12-
         9.9      NOTICES..................................................-12-
         9.10     COMPLIANCE WITH U.S. LAWS................................-13-

EXHIBIT A

         RESEARCH PROGRAM..................................................-14-

EXHIBIT B

         BUDGET............................................................-15-


EXHIBIT C

         FORM OF LICENSE...................................................-16-

*** Confidential portions of this document have been redacted and filed separately with the Commission.

                                      iii


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                      RESEARCH FUNDING AND OPTION AGREEMENT


                  This Agreement is entered into this 20th day of February, 2003, by and between THE SCRIPPS RESEARCH INSTITUTE, 10550 North Torrey Pines Road, La Jolla, California 92037 ("Scripps"), a California nonprofit public benefit corporation, and MICROISLET, INC. ("Optionee"), a Nevada corporation located at 6370 Nancy Ridge Drive, Suite 112, San Diego, California 92121, with respect to the facts set forth below.


                                    RECITALS
                                    --------

         A. Scripps is engaged in scientific biomedical and biochemical research, including research relating to transplantation, as more particularly described herein.

         B. Optionee is engaged in research and development of transplantation therapies for patients with diabetes.

         C. Optionee desires to provide certain funding as part of the Scripps research activities described above.

         D. Scripps has the exclusive right to grant a license in and to any technology developed pursuant to the research program described herein, subject to any non-exclusive rights of the U.S. Government, resulting from the receipt by Scripps of U.S. Government funding, to use such technology for its own purposes.

         E. Scripps is willing to grant to Optionee an option to acquire an exclusive, worldwide right and license to use, enhance and develop technology arising from the Research Program and develop, market and sell products in the field described below, all as is more particularly described herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and conditions outlined herein, Scripps and Optionee hereby agree as follows:

         1. DEFINITIONS.

                  1.1 AFFILIATE. The term "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by or is under common control with Licensee. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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                  1.2 CONFIDENTIAL INFORMATION. The term "Confidential
Information" shall mean any and all proprietary information of Scripps or Optionee which may be exchanged between the parties at any time and from time to time during the term hereof. The fact that a party may have marked or identified as confidential or proprietary any specific information shall be indicative that such party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information was or was not considered confidential information by such party. Information shall not be considered confidential to the extent that it:

                           a. Is publicly disclosed through no fault of any
party hereto, either before or after it becomes known to the receiving party; or

                           b. Was known to the receiving party prior to the date
of this Agreement, which knowledge was acquired independently and not from the other party hereto (including such party's employees); or

                           c. Is subsequently disclosed to the receiving party
in good faith by a third party who has a right to make such disclosure; or

                           d. Has been published by a third party as a matter of
right.

                  1.3 FIELD. The term "Field" shall mean islet or insulin producing cell transplantation.

                  1.4 JOINTLY DEVELOPED TECHNOLOGY. The term "Jointly Developed Technology" shall mean any information, process, technology and materials included within the scope of the Research Program which are developed by both Scripps and Optionee during the term of this Agreement as a result of the Research Program and which, under principles arising under the patent laws of the United States of America, would be found jointly owned by both Scripps and Optionee thereunder.

                  1.5 LICENSED PRODUCT. The term "Licensed Product" shall mean any human therapeutic product which cannot be developed, manufactured, used or sold without utilizing Scripps Patent Rights, or any Scripps Technology not otherwise includable within Scripps Patent Rights or Jointly Developed Technology.

                  1.6 PRINCIPAL INVESTIGATOR. The term "Principal Investigator" shall mean the person identified in Section 2.2 below, together with such replacement persons selected in accordance with the provisions thereof.

                  1.7 PROPRIETARY PROPERTY. The term "Proprietary Property" shall mean, with respect to any party hereto, any and all technology, now existing or hereafter arising, in which such party shall have a proprietary interest, including without limitation, any idea, data, compound, molecule, cell line, material, know-how, technique, method, process, use, composition, skill, Confidential Information, trade secret or configuration of any kind, whether or not any such information would be enforceable as a trade secret, the copying of

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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which would be enjoined or restrained by a court as constituting copyright infringement or unfair competition or would be eligible for protection under the patent laws of the United States or elsewhere.

                  1.8 RESEARCH PROGRAM. The term "Research Program" shall mean the research program to be undertaken by Scripps under the direction and control of the Principal Investigator set forth in Section 2.2 hereof.

                  1.9 SCRIPPS PATENT RIGHTS. The term "Scripps Patent Rights" shall mean the rights arising out of or resulting from (i) any and all U.S. and foreign patent applications directed to Scripps Technology, (ii) the patents proceeding from such applications, and (iii) divisionals, continuations, reissues, reexaminations, and extensions of any patent or application set forth in (i)-(ii), and (iv) all claims of continuations-in-part that are entitled to the benefit of the priority date of any application of (i)-(iii), so long as said patents have not been held invalid and/or unenforceable by a court of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken.

                  1.10 SCRIPPS TECHNOLOGY. The term "Scripps Technology" shall mean any Proprietary Property of Scripps developed, in whole or in part, in the laboratory of Dr. Dan Salomon in the performance of the Research Program during the term of this Agreement, including any intellectual property within the scope of the Research Program developed by any employee of Scripps during the term of this Agreement while such employee is rendering services to Optionee as a consultant or otherwise.

         2. CONDUCT OF RESEARCH PROGRAM.

                  2.1 CONDUCT OF RESEARCH PROGRAM. Scripps hereby agrees to conduct the Research Program as expressly set forth on Exhibit A attached hereto, as amended from time to time in accordance with its terms, and subject to the provisions of this Agreement.

                  2.2 SUPERVISION OF RESEARCH PROGRAM. Scripps agrees that the Research Program at Scripps shall be conducted by or under the direct supervision of the following Principal Investigator: Dr. Dan Salomon. In the event that the Principal Investigator leaves Scripps, or terminates his involvement in the Research Program, Scripps shall use its best efforts to find a replacement Principal Investigator acceptable to Optionee, which acceptance shall not be unreasonably withheld. In the event that Scripps shall fail to appoint a replacement Principal Investigator reasonably acceptable to Optionee, Optionee shall have a right to terminate this Agreement upon delivery to Scripps of written notice of intent to terminate pursuant to this Section 2.2, which notice must be delivered to Scripps not less than 30 days nor more than 90 days after delivery by Scripps to Optionee of the name of the replacement Principal Investigator.

         2.3 REPORTS.

                           a. Scripps agrees that within sixty (60) days
following the last day of each calendar year during the term of this Agreement, Scripps shall furnish

*** Confidential portions of this document have been redacted and filed separately with the Commission.

Optionee with a written report summarizing the results of the research included within the scope of the Research Program during the immediately preceding calendar year conducted by Scripps, including but not limited to all data, conclusions, results, observations and a detailed description of all procedures.

                           b. Optionee agrees that within sixty (60) days
following the last day of each calendar year during the term of this Agreement, Optionee shall furnish Scripps with a written report summarizing the results of the research and development included within the scope of the Research Program during the immediately preceding calendar year which Optionee believes constitutes Jointly Developed Technology, including but not limited to all data, conclusions, results, observations and a detailed description of all procedures.

                           c. Scripps agrees that within twenty (20) days
following the last day of each calendar quarter during the term of this Agreement, Scripps shall furnish Optionee with a written report summarizing the results of the research included within the scope of the Research Program during the immediately preceding calendar quarter conducted by Scripps, including but not limited to all data, conclusions, results, observations and a detailed description of all procedures. The purpose of this report will be to keep the Optionee informed of any progress. This report will not be used for the purposes described in Section 3 below.

                           d. All such information submitted to Optionee by
Scripps, and all such information submitted to Scripps by Optionee, as a result of the Research Program under this Agreement is deemed Confidential Information of the submitting party, and shall be kept confidential by the other party, and shall be used by Optionee only for the purpose of evaluating whether or not to exercise an option to obtain a license pursuant to Section 3 hereof, as and when such option is exercisable in accordance with the terms hereof. The parties shall not, during the term or after the termination hereof, use or disclose any of the Confidential Information, unless and until (i) permitted to do so pursuant to the terms of any license agreement entered into by Optionee after exercise of option for such technology or (ii) such information no longer comes within the definition of "Confidential Information" hereunder and otherwise becomes available as public information.

                  2.4 CONTRIBUTIONS OF PARTIES TO RESEARCH PROGRAM. Contributions in the form of financial support, equipment, personnel, technology and other necessary components for the conduct of the Research Program shall be made by the parties in accordance with the terms set forth on Exhibit B attached to this Agreement.

                  2.5 TRANSFER OF MATERIALS. Optionee will, from time to time provide cells and other materials to Scripps to be used in the Research Program. The parties agree that these materials remain the property of Optionee and will not be used by Scripps for any purpose not expressly agreed to by Optionee. Any unused cells or materials provided by Optionee will be returned upon request. The parties further agree that the condition, treatment, processing, and state of cells and other materials provided to Scripps by Optionee are at the discretion and responsibility of Optionee and that no Scripps Technology is contained in these materials.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

         3. OPTION FOR EXCLUSIVE LICENSE.

                  3.1 GRANT OF OPTION.

                           a. It is the intention of the parties hereto that the
Proprietary Property which is the subject of the option described in this
Section 3 is available to Optionee, under the specific terms hereof, on an application-by-application basis, where each application is with respect to a specific field. It is the further intention of the parties hereto that Optionee may elect to exercise its option from time to time and at multiple times during the term hereof, as and when Scripps makes the disclosure of each application of Proprietary Property (whether Scripps Technology, Scripps Patent Rights covering Scripps Technology, or Scripps' rights in Jointly Developed Technology). The statement of general intention described in this subparagraph is qualified in its entirety by the specific provisions of this Section 3.

                           b. Subject to the terms of this Agreement, Scripps
hereby grants to Optionee an exclusive option to acquire an exclusive worldwide license to make, have made, import, offer for sale, sell or use Licensed Products, with exclusive rights of sublicense, in the Field. Each such license shall be to a specific application of Scripps Technology, Scripps Patent Rights covering Scripps Technology, or Scripps' rights in Jointly Developed Technology, as more particularly described in the disclosure (Sections 3.2 or 3.3). Such option shall be for the period (Section 3.4) and exercised as (Section 3.5) more particularly described below.

                  3.2 DISCLOSURE OF SCRIPPS TECHNOLOGY. As soon as reasonably possible, either upon conception or reduction to practice, as the case may be, of each and every application of Scripps Technology, Scripps shall disclose the same in writing to Optionee. Such disclosure shall contain sufficient detail to enable Optionee to evaluate the advisability of exercising the option granted hereunder with respect to such application. All such disclosures shall be maintained in confidence by Optionee.

                  3.3 DISCLOSURE OF JOINTLY DEVELOPED TECHNOLOGY. As soon as reasonably feasible, either upon conception or reduction to practice, as the case may be, of each and every application of Jointly Developed Technology, Optionee shall disclose the same in writing to Scripps. Such disclosure shall contain sufficient detail to enable Scripps to evaluate whether such technology is, in fact, within the definition of Jointly Developed Technology. If Scripps, in the exercise of its good faith discretion, acknowledges that all or some of such technology as so described by Optionee falls within the definition of Jointly Developed Technology, then Scripps shall deliver to Optionee a written notice describing the Jointly Developed Technology and Scripps' intent to license the same to Optionee if Optionee exercises its option.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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                  3.4 OPTION PERIOD. Optionee shall have a period of ninety (90)
days from receipt of the disclosure from Scripps described in Section 3.2 above or from the notice from Scripps described in Section 3.3 within which to exercise its option to obtain a license in the Field to a particular application of Scripps Technology or to Scripps' rights to a particular application of Jointly Developed Technology pursuant to Section 3.1.

                  3.5 EXERCISE OF OPTION. Optionee shall exercise its option to obtain a license hereunder by delivering to Scripps a written notice within the option period which specifies the particular application of Scripps Technology and related Scripps Patent Rights or application of Jointly Developed Technology for which the option is being exercised. Optionee and Scripps shall have a period of thirty (30) days from the date of exercise of option by Optionee within which to agree upon the initial license fee, royalty rate and commercial development obligations, all as is more particularly set forth in the form of License Agreement attached hereto as Exhibit C. The specific application of Scripps Technology and related Scripps Patent Rights, if any, or specific application of Jointly Developed Technology which is the subject of such License Agreement will be as set forth in the notice delivered by Scripps and described in Section 3.2 above or Section 3.3, respectively. The "Field" in such License Agreement shall be no broader than the Field defined herein.

                  3.6 RESERVATION OF RIGHTS. Scripps reserves the right to use any Scripps Technology or Jointly Developed Technology that may be subject to an option pursuant to this Agreement or covered by a license granted hereunder solely for Scripps' own educational and research purposes and the educational and research purposes of any other nonprofit organization, without Scripps or such other nonprofit organization being obligated to pay Optionee any royalties or other compensation related thereto.

         4. WARRANTIES.

                  4.1 WARRANTY OF TITLE; NO OTHER WARRANTIES. Scripps hereby warrants and represents that it has the full right and power to enter into this Agreement.

                  4.2 NO OTHER WARRANTIES. SCRIPPS MAKES NO WARRANTIES CONCERNING THE RESEARCH PROGRAM OR ANY SCRIPPS TECHNOLOGY, SCRIPPS PATENT RIGHTS OR JOINTLY DEVELOPED TECHNOLOGY WHICH MAY BE SUBJECT TO THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, SCRIPPS DOES NOT REPRESENT OR WARRANT THAT IT WILL SUCCESSFULLY COMPLETE THE RESEARCH PROGRAM OR THAT, IF COMPLETED, THE RESEARCH PROGRAM WILL RESULT IN SCRIPPS TECHNOLOGY WHICH WILL BE SUBJECT TO AN OPTION HEREUNDER OR WHICH OPTIONEE WILL DESIRE TO LICENSE. SCRIPPS MAKES NO EXPRESS OR IMPLIED WARRANTY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS TO ANY LICENSED PRODUCT. SCRIPPS

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF ANY SCRIPPS
PATENT RIGHTS OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM ANY INFRINGEMENT OF PATENTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING SCRIPPS PATENT RIGHTS.

         5. INTERESTS IN INTELLECTUAL PROPERTY.

                  5.1 TITLE.

                           a. Scripps shall retain sole ownership and title to
Scripps Technology and Scripps Patent Rights. Scripps shall, in the good faith exercise of its discretion, undertake reasonable efforts to preserve and maintain its ownership and title as Scripps deems appropriate. Ownership of and title to Jointly Developed Technology shall be vested jointly in Scripps and Optionee, with each owning an undivided one-half interest therein.

                           b. In the event Optionee does not exercise its option
hereunder to obtain an exclusive license with respect to Scripps' rights in and to any specific application of Jointly Developed Technology, Optionee hereby assigns to Scripps all of Optionee's right, title and interest in and to such Jointly Developed Technology, and Optionee shall have no further rights with respect thereto, other than a right to receive from Scripps fifty percent (50%) of the net royalty income received by Scripps with respect to such application, as and when received. As used herein, "net royalty income" shall mean the gross royalties and other license fees received under any such license agreement, less
(i) all Scripps out-of-pocket expenses incurred in connection with the licensing of such Jointly Developed Technology (including without limitation fees of accountants, attorneys and other consultants engaged in connection with such licensing) and (ii) an amount equal to fifteen percent (15%) of such gross royalties and other license fees as an administrative fee to compensate Scripps for managing such licensing.

                  5.2 GOVERNMENTAL INTEREST. Optionee and Scripps acknowledge that Scripps has received and expects to continue to receive funding from the United States Government in support of Scripps' research activities. Optionee acknowledges and agrees that its rights and obligations pursuant to this Agreement with respect to Scripps Technology and Scripps Patent Rights, and to Scripps' rights to Jointly Developed Technology, as applicable, shall be subject to Scripps' obligations and the rights of the United States Government, if any, which arise or result from Scripps' receipt of research support from the United States Government.

         6. CONFIDENTIALITY AND PUBLICATION.

                  6.1 CONFIDENTIAL INFORMATION. The parties agree that during the term of and any subsequent extension of this Agreement and for a period of five (5) years after it

*** Confidential portions of this document have been redacted and filed
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terminates or for as long as any Confidential Information not otherwise includable within Scripps Patent Rights is being utilized within a Licensed Product, whichever is longer, a party receiving Confidential Information of another party will not use or intentionally disclose such Confidential Information to any third party without the prior written consent of the disclosing party.

                  6.2 PUBLICATIONS. Optionee acknowledges that it is the general policy of Scripps to encourage publication of research results in technical or scientific journals; and Optionee agrees that Scripps shall have a right to publish in accordance with its general policy. Prior to such publication, Scripps shall submit to Optionee copies of proposed publications which contain subject matter relating to Scripps Technology or Jointly Developed Technology and afford Optionee a period of thirty (30) days to review the publication. Scripps will include in the publication, disclosure of Optionee's funding of and involvement in the Research Program. Upon written request by Optionee prior to the expiration of such thirty (30) day period and provided that Optionee shall have exercised its option to one or more applications included within the subject matter of such publication, Scripps shall delay any such publication for up to a maximum of sixty (60) days from the date of such request to allow for the preparation and filing of a patent application.

                  6.3 PUBLICITY. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to this Agreement or to any license granted hereunder, or to the performance thereunder, without the prior written approval of the other parties, which approval shall not be unreasonably withheld.

         7. TERM AND TERMINATION.

                  7.1 TERM. Unless terminated sooner, the initial term of this Agreement shall commence on the date set forth above and shall continue for a period of two (2) years.

                  7.2 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time upon the mutual written agreement of the parties. In the absence of an agreement to the contrary, no such termination shall have the effect of relieving Optionee of its monetary obligations to fund the Research Program which shall have accrued up and to the date of such termination.

                  7.3 TERMINATION UPON DEFAULT. Any one or more of the following events shall constitute an event of default hereunder: (i) the failure of a party to pay any amounts when due hereunder and the expiration of thirty (30) days after notice of this default; and (ii) the failure of a party to perform any obligation required of it to be performed hereunder, and the failure to cure within sixty (60) days after receipt of notice from the other party specifying in reasonable detail the nature of such default. Upon the occurrence of an event of default, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party serving such notice against the defaulting party. Termination pursuant to this Section 7.3 shall not relieve the defaulting party of liability and damages to non-defaulting party for breach of this Agreement. Waiver by any party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

                  7.4 TERMINATION UPON INSOLVENCY. This Agreement may be terminated as to any party ("Insolvent Party") by another party giving written notice of termination to the Insolvent Party upon the filing of bankruptcy or bankruptcy of the Insolvent Party or the appointment of a receiver of any of the Insolvent Party's assets, or the making by the Insolvent Party of any assignment for the benefit of creditors, or the institution of any proceedings against the Insolvent Party under any bankruptcy law. Termination shall be effective upon the date specified in this notice.

                  7.5 EFFECT OF EXPIRATION OR TERMINATION.

                           7.5.1 TERMINATION UPON DEFAULT OF OPTIONEE. Upon the
termination of this Agreement by reason of a default by Optionee, neither party shall have any further rights or obligations with respect to this Agreement, other than the obligation of Optionee to make any and all final payments accrued prior to the date of termination and the obligation of the parties to make all reports required hereunder. Upon such termination of this Agreement, the parties shall continue to abide by their non-disclosure obligations as described in
Section 6.1 and each party hereto shall fulfill any other obligations incurred prior to such termination. Any such termination of this Agreement shall not constitute the termination of any license or any other agreements between the parties which are then in effect except as expressly provided therein.

                           7.5.2 EXPIRATION OR TERMINATION UPON DEFAULT OF
SCRIPPS. Upon the expiration of this Agreement at its regularly scheduled expiration date, or upon a termination of this Agreement on account of a default by Scripps, then Scripps shall make the disclosures required by Section 3.2 for Scripps Technology conceived or reduced to practice up to the date of said expiration or termination; and Optionee shall have the right to exercise its option with respect to said Scripps Technology in accordance with the schedule and procedures specified in Sections 3.4 and 3.5 above. Additionally, each party shall perform all other obligations up to the date of said expiration or termination; and the parties shall continue to abide by their non-disclosure obligations described in Section 6.1; and any previously existing license agreements or other agreements between the parties shall continue in effect.

         8. ASSIGNMENT; SUCCESSORS.

                  8.1 ASSIGNMENT. Any and all assignments of this Agreement or any rights granted hereunder by either party to this Agreement are void except
(i) to an Affiliate of Optionee or Scripps or (ii) as expressly permitted hereunder, without the prior written consent of the other party.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

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                  8.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to the
limitations on assignment set forth herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of Scripps and Optionee. Any such successor to or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party.

         9. GENERAL PROVISIONS.

                  9.1 INDEPENDENT CONTRACTORS. The relationship between Scripps and Optionee is that of independent contractors. Scripps and Optionee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Scripps and Optionee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

                  9.2 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

                           9.2.1 LOCATION. The location of the arbitration shall
be in the County of San Diego, State of California.

                           9.2.2 SELECTION OF ARBITRATORS. The arbitration shall
be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

                           9.2.3 DISCOVERY. Unless the parties mutually agree in
writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes

*** Confidential portions of this document have been redacted and filed separately with the Commission.

and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

                           9.2.4 CASE MANAGEMENT. Prompt resolution of any
dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

                           9.2.5 REMEDIES. The arbitrators may grant any legal
or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

                           9.2.6 EXPENSES. The expenses of the arbitration,
including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

                           9.2.7 CONFIDENTIALITY. Except as set forth below, the
parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the party may make such disclosures as are required by applicable securities laws. Further, if a party is expressly asked by a third party about the dispute or the arbitration, the party may disclose and acknowledge in general and limited terms that there is a dispute with the other party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

                  9.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

                  9.4 CALIFORNIA LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California notwithstanding any conflict of laws provisions.

                  9.5 HEADINGS. The headings for each article and section in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

                  9.6 SEVERABILITY. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

                  9.7 NO WAIVER. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

                  9.8 ATTORNEYS' FEES. In the event of a dispute among the parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys' fees and other costs incurred in connection with resolving such dispute or default.

                  9.9 NOTICES. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid, and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:


         FOR SCRIPPS:               The Scripps Research Institute
                                    10550 North Torrey Pines Road, TPC-9
                                    La Jolla, California 92037
                                    Attn: Director, Technology Development
                                    Fax No.:  (858) 784-9910


         With a copy to:            The Scripps Research Institute
                                    10550 North Torrey Pines Road, TPC-8
                                    La Jolla, California  92037
                                    Attention: General Counsel
                                    Fax No.:  (858) 784-9910

*** Confidential portions of this document have been redacted and filed separately with the Commission.

         FOR OPTIONEE:              MICROISLET, INC.
                                    6370 Nancy Ridge Drive, Suite 112
                                    San Diego, California 92121
                                    Attn: President/COO
                                    Fax No.: 619-374-7049


Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, (iii) the date notice is sent via telefax, telex or cable, or (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

                  9.10 COMPLIANCE WITH U.S. LAWS. Nothing contained in this Agreement shall require or permit Scripps or Optionee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.


                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.


SCRIPPS:                                        OPTIONEE:


THE SCRIPPS RESEARCH INSTITUTE                  MICROISLET, INC.


By: /s/ Arnold LaGuardia                        By: /s/ Hartoun Hartounian
    ------------------------------                  ----------------------------
    Arnold LaGuardia

Title: Executive Vice President                 Title: President & COO
       ---------------------------                     -------------------------


*** Confidential portions of this document have been redacted and filed separately with the Commission.

                                    EXHIBIT A

                                RESEARCH PROGRAM


SPECIFIC FUNDING PROPOSAL

TITLE: XENOTRANSPLANTATION OF PORCINE ISLETS PROTECTED BY ALGINATE
       ENCAPSULATION.

PRINCIPAL INVESTIGATOR: Daniel R. Salomon, M.D.
Department of Molecular and Experimental Medicine
The Scripps Research Institute

FUNDING COMPANY: MicroIslet, Inc.
      Contacts:  William G. Kachioff, CPA      Haro Hartounian, Ph.D.
                 Chief Financial Officer       President/Chief Operating Officer
                 Tel. (858) 657-0287           mailto:haro@microislet.com
                 FAX. (619) 374-7049
                 wkachioff@microislet.com

DEFINITION OF FIELD: Encapsulation of pancreatic islets for transplantation


INTRODUCTION: This Specific Funding Proposal is designed to test the thesis that successful porcine islet xenotransplantation can be accomplished using a novel encapsulation strategy being developed by MicroIslets, (La Jolla, CA). This strategy is based on the use of an ultrapure alginate preparation and several proprietary encapsulation technologies developed by the Company's scientists. The ultrapure alginate is a superior, low endotoxin material ([***]) that allows construction of highly reproducible spherical capsules with minimal capsule fragmentation. As such, this alginate preparation is a major advance over previous attempts to encapsulate islets for transplantation. Ultrapure alginate preparations previously manufactured by MicroIslet scientists have already been approved by the FDA for use in several unrelated clinical situations such as the experimental treatment of cerebral vascular aneurysms. The production process now being developed and refined by MicroIslets is also being designed for scale-up to clinical grade processing (U.S. patent numbers: 6,303,355 and 6,365,385). The key objective of using ultrapure alginate in combination with a [***] technology is the production of encapsulated porcine islet preparations producing little host inflammatory or immune responses after transplantation. In turn, over a decade of experience with encapsulation technologies indicates that minimizing or eliminating these posttransplantation reactions will significantly enhance successful islet survival and function.

PROJECT STRATEGY: The initial phase of studies will be done in [***] models of xenotransplantation. The strategy is to start with [***], then [***] and finally, [***] into nonhuman primates as a pre-clinical model.

Animal studies will be conducted to address the following questions:

*** Confidential portions of this document have been redacted and filed separately with the Commission.

        IS THE TECHNOLOGY EFFECTIVE IN RELEVANT DIABETES MODELS?
        Dose and duration?
        Islet integrity, function and differential gene expression?

        IS THE TECHNOLOGY SAFE?
        Biocompatible?
        Donor- and/or xeno-specific immune responses? Potential for transmission of infectious disease (PERV)?

        WHAT IS THE FATE OF THE CAPSULES AND ALGINATE IN VIVO?
        Capsule distribution?
        Capsule degradation and clearance?

PRELIMINARY STUDIES:
A number of preliminary studies will be done to develop the systems required for the formal experiments described in the next sections. First, a number of [***] will be done to validate the technique and establish the yield and viability in our hands. Second, islet preparations will be encapsulated and tested for [***] and [***]. Third, several pilot studies of transplanting [***] or [***] islets will be done into [***], some into [***] and others into [***]. The purpose of these preliminary studies is to make sure the individual technical elements of the system from islet isolation to encapsulation and transplantation are established prior to the formal experiments and hypothesis testing outlined next. An important question is whether the results will be significantly [***] transplants. Our hypothesis is that the challenges represented by islet isolation and encapsulation are [***]. We also predict that a successful encapsulation technology will protect a [***] from rejection in a [***] as well as a [***] in a [***]. If this is not correct, then appropriate adjustments in our experimental plan will be made to further investigate the basis for such [***] between [***] and [***].

UPON COMPLETION OF THE PRELIMINARY STUDIES WE WILL INITIATE THE FOLLOWING SERIES OF FORMAL EXPERIMENTS.

SERIES #1: [***] encapsulated and transplanted into [***]. Islets will be retrieved at [***].

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can [***] be purified, encapsulated, transplanted, retrieved and tested for integrity in an animal model with no adaptive [***]? Islet integrity will be assessed post retrieval by [***]. Capsule integrity will be tested by MicroIslet using their engineering criteria.

SERIES #2: [***] encapsulated and transplanted into [***]. Islets will be retrieved at [***].

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can encapsulated [***] cure diabetic [***] and function for up to one year? Will islet integrity be affected by concommitant diabetes? This model is designed to remove issues related to

*** Confidential portions of this document have been redacted and filed separately with the Commission.

adaptive immunity from the interpretation of the results. In combination with Series #3 it will allow a first prediction on a requirement for immunosuppression (see below). Function of encapsulated islets will be followed by serial blood glucose and body weight determinations, monthly intravenous glucose tolerance, Hgb A1C testing and C-peptide monitoring.

SERIES #3: [***] encapsulated and transplanted into [***]. Islets will be retrieved at [***].

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can encapsulated [***] cure diabetic [***] and function for up to one year? Will islet integrity be affected by immune responses either to the [***] or to the capsules? In combination with Series #2 the intent is to determine what additional impact an intact adaptive immune system might have on the survival and function of encapsulated xenogeneic islets. If there is a significant difference between the outcome parameters comparing Series #2 to #3, then additional experiments will be done to determine if immunosuppression will be necessary for an optimal therapy strategy.

         A limited immune testing strategy will include detecting [***] antibodies by testing serial animal plasma samples for staining against freshly isolated [***] islets by flourescence immunohistology and flow cytometry. If positive, then [***] islets and [***] lymphocytes from two or more different strains will be tested to determine if the antibodies are directed to [***]. [***] responses will be tested for by modified [***] where [***] cell populations will be targets for [***] from transplanted [***] at [***] and cell killing assessed by measuring apoptosis with [***] using labeled [***].

SERIES #4: Pig islets encapsulated and transplanted into [***]. Islets will be retrieved at [***].

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can encapsulated pig islets survive and function after encapsulation and transplantation in an immunodeficient animal? One additional outcome parameter applied in these studies will be production of porcine C-peptide that can be measured in [***] with normal native islet function. A second outcome parameter will be measurements of [***] in the retrieved islets and various tissue compartments in the transplanted animals using quantitative [***] methodology available in our laboratory. If evidence of [***] sequences in [***] tissues is detected by [***] then additional studies for pig cell microchimerism will be done with pig cytochrome-specific [***] and for active [***] viral expression by [***] as we have previously published. The third outcome parameter will be detection of [***] in peritoneal washings of transplanted animals at serial time points posttransplant to determine if [***] is being shed by the encapsulated pig islets either directly through intact capsules or by loss of capsule integrity as a function of time. Parallel studies will be done with encapsulated pig islets in culture to demonstrate whether an intact capsule allows release of [***].

SERIES #5: Pig islets encapsulated and transplanted into [***]. Islets will be retrieved at [***].

*** Confidential portions of this document have been redacted and filed separately with the Commission.

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can encapsulated pig islets survive and function after encapsulation and transplantation in a non-immunosuppressed animal with an intact adaptive immune response? The immune function testing will be identical to that described in Series #3 with the exception that [***] and lymphocytes will serve as the targets.

         [***] will be identical to that described in Series #4 except that additional studies of [***] will be done by [***] with [***] samples from transplanted animals.

SERIES #6: Pig islets encapsulated and transplanted into [***]. Islets will be retrieved at [***].

         EXPERIMENTAL QUESTIONS/OUTCOME PARAMETERS: Can encapsulated pig islets survive and function after encapsulation and transplantation in a non-immunosuppressed animal with an active and islet-destructive immune response? Outcome parameters will be essentially the same as already described though [***] testing will be done only on a limited basis. An additional outcome parameter will be testing for [***] using [***]. If positive, then attempts to determine if [***] reactivity is due to [***] or [***] or [***]. A very interesting additional set of studies might be done to examine cell-[***] in these animals with transplanted pig islets to sort out autoimmune-mediated islet cell responses from [***]. However, these are challenging and complicated assays that are beyond the applied scope of this proposal, which is intended to set the stage for preclinical studies in a diabetic nonhuman primate model.

SUMMARY - FUNCTIONAL AND TOXICITY OUTCOME PARAMETERS:
o        Functional data for up to 12 mos. Post-transplant
o        Blood glucose levels (fasting and stimulated)
o        Hgb A1c levels
o Endogenous [***] and porcine c-peptide levels (fasting and stimulated by glucose/arginine)
o        Retrieval and testing of transplanted islets/capsules
o        Selected immune response testing
o        Testing possible impact of preexisting islet autoimmunity in [***]
o        [***] expression and [***]/release testing
o        General toxicity
          o        Body weight change
          o        Food consumption
          o        Clinical observations
          o        Clinical chemistries
          o        Hematology
          o        Urinalysis

[BIOCOMPATIBILITY AND INFLAMMATORY/IMMUNE RESPONSES
         A potential limitation of these studies is the possibility that some kind of bioincompatibility resulting in a limited inflammatory immune response will be documented very early in the testing protocol. In this case the reaction would presumably be to some component of the capsule formulation. If so, the

*** Confidential portions of this document have been redacted and filed separately with the Commission.

nature and extent of this reaction will be measured using [***] and other strategies such as [***] and [***] assays. It is also possible that inflammatory/immune reactions will only be seen at the point in these studies when we begin to transplant encapsulated [***]. Similarly it is also possible that the use of [***] will be the trigger for such reactions or that these will be qualitatively or quantitatively different than those seen with [***]. In case of encountering any of these patterns they will be investigated. Moreover, we will test the potential of using a limited immunosuppression, [***], to overcome these inflammatory/immune reactions.

         We acknowledge that the requirement for any immunosuppression is a less than optimal result. However, the potential of circumventing the islet shortage by use of encapsulated pig islets would still be a major advance even if it required immunosuppression for success. To the extent that this immunosuppression would be less intense, more limited in numbers of drugs used and/or short term as compared to standard immunosuppressive regimes currently required, it would translate into a very viable clinical strategy.]

CONCLUSIONS: The overarching rationale for the studies outlined here is to create a coherent data set that moves logically from [***]. In the process, we will create a large enough data set in several well characterized [***] models of islet xenotransplantation that presentation to scientists will convincingly demonstrate the utility of the MicroIslet encapsulation technology, set the stage for preclinical studies in diabetic nonhuman primates and can be presented to the FDA as part of the IND process for human clinical trials. Thus, even the redundancy that we acknowledge is created by the overlapping designs using [***] and then [***] for encapsulation will serve to better advance the agenda of developing the most robust data set to prove the utility of the technology.

*** Confidential portions of this document have been redacted and filed separately with the Commission.

                                    EXHIBIT B

                                     BUDGET


TO BE PAID MONTHLY IN ADVANCE.

Specific Funding Proposal: MicroIslet, Inc.
Principal Investigator: Daniel R. Salomon, M.D.
Project Title: Xenotransplantation of porcine islets protested by alginate encapsulation


                                           Year 1            Year 2
                                           Salary/           Salary/
Personnel                 %  Effort        Fringe            Fringe
-----------------------------------------------------------------------------
Daniel R. Salomon (P.I.)   [***]            [***]             [***]
Alexander Szabo (Post-doc) [***]            [***]             [***]
TBD (Rsch Tech.)           [***]            [***]             [***]
TOTAL Personnel                             $93,868           $93,868

Supplies
-----------------------------------------------------------------------------
Animals
Purchase, board, care                       [***]             [***]
Chemicals                                   [***]             [***]
Molecular reagents                          [***]             [***]
Plasticware/disposables                     [***]             [***]
Tissue culture materials                    [***]             [***]
Antibodies/assay materials                  [***]             [***]
TOTAL Supplies
-----------------------------------------------------------------------------
Total Direct                                $125,000          $125,000
IDC (85.2%)                                 $106,500          $106,500
ISR (10%)                                   $ 23,150          $ 23,150
TOTAL/YEAR                                  $254,650          $254,650

*** Confidential portions of this document have been redacted and filed separately with the Commission.

                                    EXHIBIT C

                            FORM OF LICENSE AGREEMENT


*** Confidential portions of this document have been redacted and filed separately with the Commission.

                                LICENSE AGREEMENT


                                 BY AND BETWEEN


                         THE SCRIPPS RESEARCH INSTITUTE,
                             A CALIFORNIA NONPROFIT
                           PUBLIC BENEFIT CORPORATION

                                       AND

                              -------------------,
                           A ____________ CORPORATION

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

1.       Definitions.........................................................-1-
         1.1  Affiliate......................................................-1-
         1.2  Agricultural Products..........................................-2-
         1.3  Confidential Information.......................................-2-
         1.4  Field..........................................................-2-
         1.5  Licensed Product...............................................-2-
         1.6  Net Sales......................................................-2-
         1.7  Scripps Patent Rights..........................................-3-
         1.8  Scripps Technology.............................................-3-

2.       License Terms and Conditions........................................-3-
         2.1  Grant of License...............................................-3-
         2.2  Initial License Fee............................................-3-
         2.3  Royalties......................................................-3-
                  2.3.1  Percentage Royalty..................................-3-
                  2.3.2  Minimum Royalty.....................................-4-
         2.4  Combination Products...........................................-4-
                  2.4.1  Definition of Combination Product...................-4-
                  2.4.2  Royalty Payable on Combination Products.............-4-
         2.5  Quarterly Payments.............................................-5-
         2.6  Term of License................................................-5-
         2.7  Sublicense.....................................................-5-
         2.8  Duration of Royalty Obligations................................-6-
         2.9  Reports........................................................-6-
         2.10 Records........................................................-6-
         2.11 Foreign Sales..................................................-7-
         2.12 Foreign Taxes..................................................-7-

3.       Patent Matters......................................................-7-
         3.1  Patent Prosecution and Maintenance.............................-7-
         3.2  Information to Licensee........................................-8-
         3.3  Patent Costs...................................................-8-
         3.4  Ownership......................................................-8-
         3.5  Scripps Right to Pursue Patent.................................-8-
         3.6  Infringement Actions...........................................-8-
                  3.6.1  Prosecution and Defense of Infringements............-8-
                  3.6.2  Allocation of Recovery..............................-9-

4.       Obligations Related to Commercialization............................-9-
         4.1  Commercial Development Obligation..............................-9-
         4.2  Governmental Approvals and Marketing of Licensed Products.....-10-

         4.3  Indemnity.....................................................-10-
         4.4  Patent Marking................................................-10-
         4.5  No Use of Name................................................-10-
         4.6  U.S. Manufacture..............................................-10-
         4.7  Foreign Registration..........................................-10-

5.       Limited Warranty...................................................-10-

6.       Interests in Intellectual Property Rights..........................-11-
         6.1  Preservation of Title.........................................-11-
         6.2  Royalty-free License to Improvements..........................-11-
         6.3  Governmental Interest.........................................-11-
         6.4  Reservation of Rights.........................................-11-

7.       Confidentiality and Publication....................................-11-
         7.1  Treatment of Confidential Information.........................-11-
         7.2  Publications..................................................-12-
         7.3  Publicity.....................................................-12-

8.       Term and Termination...............................................-12-
         8.1  Term..........................................................-12-
         8.2  Termination Upon Default......................................-12-
         8.3  Termination Upon Bankruptcy or Insolvency.....................-12-
         8.4  Rights Upon Expiration........................................-13-
         8.5  Rights Upon Termination.......................................-13-
         8.6  Work-in-Progress..............................................-13-

9.       Assignment; Successors.............................................-13-
         9.1  Assignment....................................................-13-
         9.2  Binding Upon Successors and Assigns...........................-13-

10.      General Provisions.................................................-13-
         10.1  Independent Contractors......................................-14-
         10.2  Arbitration..................................................-14-
                  10.2.1   Location.........................................-14-
                  10.2.2   Selection of Arbitrators.........................-14-
                  10.2.3   Discovery........................................-14-
                  10.2.4   Case Management..................................-14-
                  10.2.5   Remedies.........................................-15-
                  10.2.6   Expenses.........................................-15-
                  10.2.7   Confidentiality..................................-15-
         10.3  Entire Agreement; Modification...............................-15-
         10.4  California Law...............................................-15-
         10.5  Headings.....................................................-15-
         10.6  Severability.................................................-15-
         10.7  No Waiver....................................................-16-

         10.8  Name.........................................................-16-
         10.9  Attorneys' Fees..............................................-16-
         10.10  Notices.....................................................-16-
         10.11  Compliance with U.S. Laws...................................-17-

                                LICENSE AGREEMENT
                                -----------------

                  This License Agreement is entered into and made effective as of this _______ day of ____________________, 2001, by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation ("Scripps") located at 10550 North Torrey Pines Road, La Jolla, California 92037, and _______________________, a ______________ corporation ("Licensee")
located at _________________________________________________, with respect to the facts set forth below.


                                    RECITALS
                                    --------

                  A. Scripps is engaged in fundamental scientific biomedical and biochemical research including research relating to __________________________.

                  B. Licensee is engaged in research and development of _______________________ for _______________________.

                  C. Scripps has disclosed to Licensee certain technology and Scripps has the exclusive right to grant a license to the technology, subject to certain rights of the U.S. Government to use such technology for its own purposes, resulting from the receipt by Scripps of certain funding from the U.S. Government.

                  D. Scripps desires to grant to Licensee, and Licensee wishes to acquire from Scripps, an exclusive worldwide right and license to the technology and to certain patent rights and know-how of Scripps with respect thereto, subject to the terms and conditions set forth herein.


                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Scripps and Licensee hereby agree as follows:

                          1. DEFINITIONS. Capitalized terms shall have the
meaning set forth below.

                          1.1 AFFILIATE. The term "Affiliate" shall mean any
entity which directly or indirectly controls, is controlled by or is under common control with Licensee. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

                          1.2 AGRICULTURAL PRODUCTS The term "Agricultural
Product", individually, or "Agricultural Products", collectively, shall mean any one or more product, device, method, procedure, software, computer program, material, or element utilized by the agricultural and farming industry for the purpose of improving, restricting or otherwise modifying growth or productivity of plants; or preventing or treating disease or insect or fungal infestation in plants; or controlling or modifying certain traits of plants or producing improved or modified seeds and plants; or techniques and methods for evaluating efficacy or determining the safety of an Agricultural Product such as utilization in determining toxicity to living things or otherwise involved in the general field of agriculture.

                          1.3 CONFIDENTIAL INFORMATION. The term "Confidential
Information" shall mean any and all proprietary or confidential information of Scripps or Licensee which may be exchanged between the parties at any time and from time to time during the term of this Agreement. Information shall not be considered confidential to the extent that it:

                                    a. Is publicly disclosed through no fault of
any party hereto, either before or after it becomes known to the receiving party; or

                                    b. Was known to the receiving party prior to
the date of this Agreement, which knowledge was acquired independently and not from another party hereto (or such party's employees); or

                                    c. Is subsequently disclosed to the
receiving party in good faith by a third party who has a right to make such disclosure; or

                                    d. Has been published by a third party as a
matter of right.

                          1.4 FIELD. The term "Field" shall mean _________
___________________________________________________ and shall specifically exclude any Agricultural Product.

                          1.5 LICENSED PRODUCT. The term "Licensed Product"
shall mean any product which cannot be developed, manufactured, offered for sale, used or sold without (i) infringing one or more claims under Scripps Patent Rights or (ii) utilizing any part of Scripps Technology not otherwise includable within Scripps Patent Rights.

                          1.6 NET SALES. The term "Net Sales" shall mean the
gross amount invoiced by Licensee, or its Affiliates and sublicensees, or any of them, on all sales of Licensed Products, less (i) discounts actually allowed,
(ii) credits for claims, allowances, retroactive price reductions or returned goods, (iii) prepaid freight and (iv) sales taxes or other governmental charges actually paid in connection with sales of Licensed Products (but excluding what are commonly known as income taxes and value-added taxes). For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefor shall be generated or the Licensed Product shipped for delivery. Sales of Licensed Products by Licensee, or an Affiliate or sublicensee of Licensee to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Licensed Products by Affiliates or sublicensees of Licensee to unrelated parties shall be deemed Net Sales hereunder.

                          1.7 SCRIPPS PATENT RIGHTS. The term "Scripps Patent
Rights" shall mean rights arising out of or resulting from (i) the U.S./PCT Patent Application(s) set forth on Exhibit A, (ii) the foreign patent applications of (i), (iii) the patents proceeding from (i) and (ii), (iv) all claims of continuations-in-part that are entitled to the benefit of the priority date of (i), and (v) divisionals, continuations, reissues, reexaminations, and extensions of any patent or application set forth in (i)-(iv) above, so long as said patents have not been held invalid and/or unenforceable by a court of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken.

                          1.8 SCRIPPS TECHNOLOGY. [optional] The term "Scripps
Technology" shall mean so much of the technology as is proprietary to Scripps disclosed in __________________________ (____________), a copy of which is attached as Exhibit A hereto and incorporated herein by reference, together with materials, information and know-how related thereto [as described on ____________________] whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition.

                          2. LICENSE TERMS AND CONDITIONS.

                          2.1 GRANT OF LICENSE. Scripps hereby grants to
Licensee an exclusive, worldwide license, including the right to sublicense, to Scripps Technology and under Scripps Patent Rights, to make, to have made, to import, to use, to offer for sale, and to sell Licensed Products in the Field, subject to the terms of this Agreement.

                          2.2 INITIAL LICENSE FEE. In partial consideration for
the exclusive license granted pursuant to Section 2.1 hereof, Licensee shall pay to Scripps a nonrefundable license fee upon execution of this Agreement in the amount of ____________________ Dollars ($__________). The license fee described in this Section is consideration for the grant and continuation of the license hereunder, and Scripps shall have no obligation to return any portion of such license fee, notwithstanding any failure by Licensee to develop any Licensed Product or market any Licensed Product commercially, and notwithstanding the volume of sales of any such Licensed Product.

                           2.3  ROYALTIES.

                                    2.3.1 PERCENTAGE ROYALTY. As additional
consideration for the exclusive license granted pursuant to Section 2.1 hereof, Licensee shall pay to Scripps a continuing royalty on a country-by-country basis in the amount of (i) ______ percent (___%) of Net Sales of Licensed Products which cannot be made, used or sold in such country without utilizing one or more valid claims under Scripps Patent Rights and (ii) ________ percent (___%) of Net Sales of all other Licensed Products.

                                    2.3.2 MINIMUM ROYALTY. From and after
____________________, 20___, in order to maintain the license granted hereunder in force, Licensee shall pay to Scripps a minimum annual royalty. The minimum annual royalty for the twelve (12) month period beginning with such date shall be ____________________ Dollars ($____________), and the amount of the minimum annual royalty payable for each subsequent twelve (12) month period during the term hereof shall be the greater of ____________________ Dollars ($____________) or __________ percent (____%) of the total royalties payable under this Agreement during the immediately preceding twelve (12) month period. Any percentage royalties earned and paid to Scripps pursuant to Section 2.3.1 hereof for any twelve (12) month period shall be credited against the minimum royalty payable for such period, and the payment of any shortfall between actual royalties paid and the minimum annual royalty applicable to such twelve (12) month period shall be payable to Scripps within sixty (60) days after the last day of such twelve (12) month period.

                          2.4  COMBINATION PRODUCTS.

                                    2.4.1 DEFINITION OF COMBINATION PRODUCT. As
used herein, the term "Combination Product" shall mean a Licensed Product which cannot be manufactured, offered to sell, used or sold without infringing Scripps Patent Rights, utilizing Scripps Technology licensed hereunder, infringing or utilizing one or more patents or proprietary technology or know-how of (i) Licensee, (ii) a third party licensed pursuant to an agreement between Licensee and such third party, or (iii) Scripps under a license agreement other than this Agreement (referred to herein as "other licensed rights").

                                    2.4.2 ROYALTY PAYABLE ON COMBINATION
PRODUCTS. The royalty payable on Combination Products shall be the royalty rate set forth in Section 2.2.1 above based on a pro rata portion of Net Sales of Combination Products in accordance with the following formula:


                                            X = A/B,  where

                                            X = the pro rata portion of Net
                                    Sales attributable to Scripps Patent Rights or other Scripps Technology licensed herein (expressed as a percentage), and

                                            A = the fair market value of the
                                    component in the Combination Product
                                    utilizing Scripps Technology licensed
                                    hereunder, and

                                            B = A plus the fair market value of
                                    all other components in the Combination
                                    Product using other licensed rights.

The fair market values described above shall be determined by the parties hereto in good faith. In the absence of agreement as to the fair market value of all of

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

the components contained in a Combination Product, the fair market value of each component shall be determined by arbitration in accordance with the provisions of Section 10.2 hereof.

                          2.5 QUARTERLY PAYMENTS.

                                    2.5.1 SALES BY LICENSEE. With regard to Net
Sales made by Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within sixty (60) days after the end of each calendar quarter, based upon the Net Sales of Licensed Products during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made.

                                    2.5.2 SALES BY SUBLICENSEES. With regard to
Net Sales made by sublicensees of Licensee or its Affiliates, royalties shall be payable by Licensee quarterly, within ninety (90) days after the end of each calendar quarter, based upon the Net Sales of Licensed Products by such sublicensee during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made by such sublicensee.

                          2.6 TERM OF LICENSE. Unless terminated sooner in
accordance with the provisions of this Agreement, the term of this license shall expire when the last of the royalty obligations set forth has expired. Notwithstanding the foregoing, if applicable government regulations require a shorter term and/or a shorter term of exclusivity than provided for herein, then the term of this License Agreement shall be so shortened or this License Agreement shall be amended to provide for a non-exclusive license, and, in such event, the parties shall negotiate in good faith to reduce appropriately the royalties payable as set forth under the section heading "Royalties" hereof.

                          2.7 SUBLICENSE. Licensee shall have the sole and
exclusive right to grant sublicenses to any party with respect to the rights conferred upon Licensee under this Agreement, provided, however, that (i) any such sublicense shall be subject in all respects to the restrictions, exceptions, royalty obligations, reports, termination provisions, and other provisions contained in this Agreement (but not including the payment of a license fee pursuant to Section 2.2 hereof) and (ii) each such sublicensee, and the form and substance of each such sublicense, shall be subject to the prior written approval of Scripps, which approval shall not be unreasonably withheld, provided, however, that any sublicense granted to an Affiliate of Licensee shall not be subject to Scripps' prior written approval. No approval shall be required as to any sublicense which utilizes the form of sublicense attached hereto as Exhibit B. Licensee shall pay Scripps, or cause its Affiliate or sublicensee to pay Scripps, the same royalties on all Net Sales of such Affiliate or sublicensee the same as if said Net Sales had been made by Licensee. Each Affiliate and sublicensee shall report its Net Sales to Scripps through Licensee, which Net Sales shall be aggregated with any Net Sales of Licensee for purposes of determining the Net Sales upon which royalties are to be paid to Scripps.

                          Any and all sublicense revenues, other than royalties,
lines of credit, and research and development funding, due Licensee pursuant to the grant of a sublicense to a party not an Affiliate shall be reported to Scripps by Licensee within thirty (30) days of the effective date of such sublicense agreement. Licensee shall pay to Scripps a percentage of these sublicense revenues according to the following schedule:

         Date of Sublicense Grant                 Percent of Revenues to Scripps
         ------------------------                 ------------------------------
         (from date of this Agreement)

         First six months                                          80%
         Second six months                                         70%
         Third six months                                          60%
         Fourth six months                                         50%
         Third year                                                40%
         Fourth year and beyond                                    30%

Any non-cash consideration received by licensee from sublicensees shall be valued at its fair market value as of the date of receipt. All payments shall be made to Scripps within thirty (30) days of the effective date of such sublicense agreement.

                          2.8 DURATION OF ROYALTY OBLIGATIONS. The royalty
obligations of Licensee as to each Licensed Product shall terminate on a country-by-country basis concurrently with the expiration of the last to expire of Scripps Patent Rights utilized by or in such Licensed Product in each such country or, with respect to Licensed Products not utilizing any Scripps Patent Rights, fifteen (15) years after the date of first commercial sale of such Licensed Product in such country.

                          2.9 REPORTS. Licensee shall furnish to Scripps at the
same time as each royalty payment is made by Licensee, a detailed written report of Net Sales of the Licensed Products and the royalty due and payable thereon, including a description of any offsets or credits deducted therefrom, on a product-by-product and country-by-country basis, for the calendar quarter upon which the royalty payment is based.

                          2.10 RECORDS. Licensee shall keep, and cause its
Affiliates and sublicensees to keep, full, complete and proper records and accounts of all sales of Licensed Products in sufficient detail to enable the royalties payable on Net Sales of each Licensed Product to be determined. Scripps shall have the right to appoint an independent certified public accounting firm approved by Licensee, which approval shall not be unreasonably withheld, to audit the records of Licensee, its Affiliates and sublicensees as necessary to verify the royalties payable pursuant to this Agreement. Licensee, its Affiliates and sublicensees shall pay to Scripps an amount equal to any additional royalties to which Scripps is entitled as disclosed by the audit, plus interest thereon at the rate of one and one-half percent (1.5%) per month. Such audit shall be at Scripps' expense; provided, however, that if the audit discloses that Scripps was underpaid royalties with respect to any Licensed Product by at least five percent (5%) for any calendar quarter, then Licensee, its Affiliates or sublicensee, as the case may be shall reimburse Scripps for any such audit costs. Scripps may exercise its right of audit as to each of Licensee, its Affiliates or sublicensees no more frequently than once in any calendar year. The accounting firm shall disclose to Scripps only information relating to the accuracy of the royalty payments. Licensee, its Affiliates and sublicensees shall preserve and maintain all such records required for audit for a period of three (3) years after the calendar quarter to which the record applies.

                          2.11 FOREIGN SALES. The remittance of royalties
payable on sales outside the United States shall be payable to Scripps in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in the Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of Scripps or its nominee in any commercial bank or trust company of Scripps' choice located in that country, prompt written notice of which shall be given by Licensee to Scripps.

                          2.12 FOREIGN TAXES. Any tax required to be withheld by
Licensee under the laws of any foreign country for the accounts of Scripps shall be promptly paid by Licensee for and on behalf of Scripps to the appropriate governmental authority, and Licensee shall use its best efforts to furnish Scripps with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on Scripps' behalf shall be deducted from royalty payments due Scripps.

                          3. PATENT MATTERS.

                          3.1 PATENT PROSECUTION AND MAINTENANCE. From and after
the date of this Agreement, the provisions of this Section 3 shall control the prosecution and maintenance of any patent included within Scripps Patent Rights. Subject to the requirements, limitations and conditions set forth in this Agreement, Scripps shall direct and control (i) the preparation, filing and prosecution of the United States and foreign patent applications within Scripps Patent Rights (including any interferences and foreign oppositions) and (ii) maintain the patents issuing therefrom. Scripps shall select the patent attorney, subject to Licensee's written approval, which approval shall not be unreasonably withheld. Both parties hereto agree that Scripps may, at its sole discretion, utilize Scripps' Office of Patent Counsel in lieu of independent counsel for patent prosecution and maintenance described herein, and the fees and expenses incurred by Scripps with respect to work done by such Office of Patent Counsel shall be paid as set forth below. Licensee shall have full rights of consultation with the patent attorney so selected on all matters relating to Scripps Patent Rights. Scripps shall use its best efforts to implement all reasonable requests made by Licensee with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within Scripps Patent Rights.

                          3.2 INFORMATION TO LICENSEE. Scripps shall keep
Licensee informed with regard to the patent application and maintenance processes. Scripps shall deliver to Licensee copies of all patent applications, amendments, related correspondence, and other related matters.

                          3.3 PATENT COSTS. Licensee acknowledges and agrees
that Scripps does not have independent funding to cover patent costs, and that the license granted hereunder is in partial consideration for Licensee's assumption of patent costs and expenses as described herein. Licensee shall pay for all expenses incurred by Scripps pursuant to Section 3.1 hereof. In addition, Licensee agrees to reimburse Scripps for all patent costs and expenses paid or incurred by Scripps to date in connection with Scripps Patent Rights licensed hereunder. Licensee agrees to pay all such past and future patent expenses directly or to reimburse Scripps for the payment of such expenses within sixty (60) days after Licensee receives an itemized invoice therefor. In the event Licensee elects to discontinue payment for the filing, prosecution and/or maintenance of any patent application and/or patent within Scripps Patent Rights, any such patent application or patent shall be excluded from the definition of Scripps Patent Rights and from the scope of the license granted under this Agreement, and all rights relating thereto shall revert to Scripps and may be freely licensed by Scripps. Licensee shall give Scripps at least sixty (60) days' prior written notice of such election. No such notice shall have any effect on Licensee's obligations to pay expenses incurred up to the effective date of such election.

                          3.4 OWNERSHIP. The patent applications filed and the
patents obtained by Scripps pursuant to Section 3.1 hereof shall be owned solely by Scripps, assigned to Scripps and deemed a part of Scripps Patent Rights.

                          3.5 SCRIPPS RIGHT TO PURSUE PATENT. If at any time
during the term of this Agreement, Licensee's rights with respect to Scripps Patent Rights are terminated, Scripps shall have the right to take whatever action Scripps deems appropriate to obtain or maintain the corresponding patent protection at its own expense. If Scripps pursues patents under this Section 3.5, Licensee agrees to cooperate fully, including by providing, at no charge to Scripps, all appropriate technical data and executing all necessary legal documents.

                          3.6 INFRINGEMENT ACTIONS.

                                    3.6.1 PROSECUTION AND DEFENSE OF
INFRINGEMENTS. In order to maintain the license granted hereunder in force, Licensee shall prosecute any and all infringements of any Scripps Patent Rights and shall defend all charges of infringement arising as a result of the exercise of Scripps Patent Rights by Licensee, its Affiliates or sublicensees, unless otherwise agreed to between Scripps and Licensee. Licensee may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with the prior written consent of Scripps, which consent shall not be unreasonably withheld. Scripps shall permit any action to be brought in its name if required by law, and Licensee shall hold Scripps harmless from any costs, expenses or liability respecting all such infringements or charges of infringement. Scripps agrees to provide reasonable assistance of a technical nature which Licensee may require in any litigation arising in accordance with the provisions of this Section 3.6.1, for which Licensee shall pay to Scripps a reasonable hourly rate of compensation. In the event Licensee fails to prosecute any such infringement, Licensee shall notify Scripps in writing promptly and Scripps shall have the right to prosecute such infringement on its own behalf. Failure on the part of Licensee to prosecute any such infringement shall be grounds for termination of the license granted to Licensee hereunder, with respect to the country in which such infringement occurs, at the option of Scripps.

                                    3.6.2 ALLOCATION OF RECOVERY. Any damages or
other recovery from an infringement action undertaken by Licensee pursuant to
Section 3.6.1 shall first be used to reimburse the parties for the costs and expenses incurred in such action, and shall thereafter be allocated between the parties as follows: (i) thirty percent (30%) to Scripps and (ii) seventy percent (70%) to Licensee. If Licensee fails to prosecute any such action to completion, then any damages or other recovery net of the parties' costs and expenses incurred in such infringement action shall be the sole property of Scripps.


                          4. OBLIGATIONS RELATED TO COMMERCIALIZATION.

                          4.1 COMMERCIAL DEVELOPMENT OBLIGATION. In order to
maintain the license granted hereunder in force, Licensee shall use reasonable efforts and due diligence to develop Scripps Technology and Scripps Patent Rights which are licensed hereunder into commercially viable Licensed Products, as promptly as is reasonably and commercially feasible, and thereafter to produce and sell reasonable quantities of Licensed Products. Licensee shall keep Scripps generally informed as to Licensee's progress in such development, production and sale, including its efforts, if any, to sublicense Scripps Technology and Scripps Patent Rights, and Licensee shall deliver to Scripps an annual written report and such other reports as Scripps may reasonably request. The parties hereto acknowledge and agree that achievement of the milestones described in Exhibit C attached hereto on or before the dates set forth therein shall be evidence of compliance by Licensee with its commercial development obligations hereunder for the time periods specified in Exhibit C. In the event Scripps has a reasonable basis to believe that Licensee is not using reasonable efforts and due diligence as required hereunder, upon notice by Scripps to Licensee which specifies the basis for such belief, Scripps and Licensee shall negotiate in good faith to attempt to mutually resolve the issue. In the event Scripps and Licensee cannot agree upon any matter related to Licensee's commercial development obligations, the parties agree to utilize arbitration pursuant to Section 10.2 hereof in order to resolve the matter. If the arbitrator determines that Licensee has not complied with its obligations hereunder, and such default is not fully cured within sixty (60) days after the arbitrator's decision, Scripps may terminate Licensee's rights under this Agreement.

                          4.2 GOVERNMENTAL APPROVALS AND MARKETING OF LICENSED
PRODUCTS. Licensee shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at Licensee's expense, including, without limitation, any safety studies. Licensee shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

                          4.3 INDEMNITY. Licensee hereby agrees to indemnify,
defend and hold harmless Scripps and any parent, subsidiary or other affiliated entity and their trustees, officers, employees, scientists and agents from and against any liability or expense arising from any product liability claim asserted by any party as to any Licensed Product or any claims arising from the use of any Scripps Patent Rights or Scripps Technology pursuant to this Agreement. Such indemnity and defense obligation shall apply to any product liability or other claims, including without limitation, personal injury, death or property damage, made by employees, subcontractors, sublicensees, or agents of Licensee, as well as any member of the general public. Licensee shall use its best efforts to have Scripps and any parent, subsidiary or other affiliated entity and their trustees, officers, employees, scientists and agents named as additional insured parties on any product liability insurance policies maintained by Licensee, its Affiliates and sublicensees applicable to Licensed Products.

                          4.4 PATENT MARKING. To the extent required by
applicable law, Licensee shall mark all Licensed Products or their containers in accordance with the applicable patent marking laws.

                          4.5 NO USE OF NAME. The use of the name "The Scripps
Research Institute", "Scripps", or any variation thereof in connection with the advertising or sale of Licensed Products is expressly prohibited.

                          4.6 U.S. MANUFACTURE. To the extent required, Licensee
agrees to abide by the Preference for United States Industry as set forth in 37 CFR 401.14 (I). . 4.7 Foreign Registration. Licensee agrees to register this Agreement -------------------- with any foreign governmental agency which requires such registration, and Licensee shall pay all costs and legal fees in connection therewith. In addition, Licensee shall assure that all foreign laws affecting this Agreement or the sale of Licensed Products are fully satisfied.

                          5. LIMITED WARRANTY. Scripps hereby represents and
warrants that it has full right and power to enter into this Agreement. SCRIPPS MAKES NO OTHER WARRANTIES CONCERNING SCRIPPS PATENT RIGHTS OR SCRIPPS TECHNOLOGY COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO SCRIPPS PATENT RIGHTS, SCRIPPS TECHNOLOGY OR ANY LICENSED PRODUCT. SCRIPPS MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF SCRIPPS PATENT RIGHTS, OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING SCRIPPS PATENT RIGHTS OR SCRIPPS TECHNOLOGY COVERED BY THIS AGREEMENT.

                          6. INTERESTS IN INTELLECTUAL PROPERTY RIGHTS.

                          6.1 PRESERVATION OF TITLE. Scripps shall retain full
ownership and title to Scripps Technology, and Scripps Patent Rights licensed hereunder and shall use its reasonable best efforts to preserve and maintain such full ownership and title, subject to Licensee fully performing all of its obligations under this Agreement.


                          6.2 ROYALTY-FREE LICENSE TO IMPROVEMENTS. Licensee
hereby grants to Scripps a non-exclusive, royalty-free license to any improvement to Scripps Technology developed by Licensee, to use for its own non-commercial research purposes or grant to other nonprofit institutions for their non-commercial research purposes.

                          6.3 GOVERNMENTAL INTEREST. Licensee and Scripps
acknowledge that Scripps has received, and expects to continue to receive, funding from the United States Government in support of Scripps' research activities. Licensee and Scripps acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to Scripps' obligations and the rights of the United States Government, if any, which arise or result from Scripps' receipt of research support from the United States Government, including without limitation, the grant by Scripps to the United States a non-exclusive, irrevocable, royalty-free license to Scripps Technology and Scripps Patent Rights licensed hereunder for governmental purposes.

                          6.4 RESERVATION OF RIGHTS. Scripps reserves the right
to use for any non-commercial research purposes and the right to allow other nonprofit institutions to use for any non-commercial research purposes any Scripps Technology and Scripps Patent Rights licensed hereunder, without Scripps or such other institutions being obligated to pay Licensee any royalties or other compensation.

                          7. CONFIDENTIALITY AND PUBLICATION.

                          7.1 TREATMENT OF CONFIDENTIAL INFORMATION. The parties
agree that during the term of this Agreement, and for a period of three (3) years after this Agreement terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary industrial information, (ii) not disclose such Confidential Information to any third party without prior written consent of the other party and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

                          7.2 PUBLICATIONS. Licensee agrees that Scripps shall
have a right to publish in accordance with its general policies.

                          7.3 PUBLICITY. Except as otherwise provided herein or
required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Scientific publications published in accordance with
Section 7.2 of this Agreement shall not be construed as publicity governed by this Section 7.3.

                          8. TERM AND TERMINATION.

                          8.1 TERM. Unless terminated sooner in accordance with
the terms set forth herein, this Agreement, and the license granted hereunder, shall terminate as provided in Section 2.6 hereof.

                          8.2 TERMINATION UPON DEFAULT. Upon any default by
Licensee under this Agreement, Scripps shall have the right to terminate this Agreement by giving Licensee a thirty (30) day written notice, specifying in reasonable detail the nature of such default and of its intent to terminate this Agreement. Such termination shall occur automatically and immediately after the expiration of such thirty (30) day period with no further opportunity for cure by Licensee.

                          Such termination rights shall be in addition to and
not in substitution for any other remedies that may be available to the non-defaulting party. Termination pursuant to this Section 10.2 shall not relieve the defaulting party from liability and damages to the other party for breach of this Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

                          8.3 TERMINATION UPON BANKRUPTCY OR INSOLVENCY. This
Agreement may be terminated by Scripps giving written notice of termination to Licensee upon the filing of bankruptcy or bankruptcy of Licensee or the appointment of a receiver of any of Licensee's assets, or the making by Licensee of any assignment for the benefit of creditors, or the institution of any proceedings against Licensee under any bankruptcy law. Termination shall be effective upon the date specified in such notice.


                          8.4 RIGHTS UPON EXPIRATION. Neither party shall have
any further rights or obligations upon the expiration of this Agreement upon its regularly scheduled expiration date with respect to this Agreement, other than the obligation of Licensee to make any and all reports and payments for the final quarter period. Provided, however, that upon such expiration, each party shall be required to continue to abide by its non-disclosure obligations as described in Section 7.1. The right of Scripps to audit pursuant to Section 2.10, Licensee's obligation to indemnify Scripps as described in Section 4.3 and Licensee's grant back obligations under Section 6.2 hereof shall also survive termination.

                          8.5 RIGHTS UPON TERMINATION. Notwithstanding any other
provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the license granted hereunder shall terminate. Except as otherwise provided in Section 8.6 of this Agreement with respect to work-in-progress, upon such termination, Licensee shall have no further right to develop, manufacture or market any Licensed Product, or to otherwise use any Scripps Patent Rights or any Scripps Technology not otherwise includable therein. Upon any such termination, Licensee shall promptly return all materials, samples, documents, information, and other materials which embody or disclose Scripps Patent Rights or any Scripps Technology not otherwise includable therein; provided, however, that Licensee shall not be obligated to provide Scripps with proprietary information which Licensee can show that it independently developed. Any such termination shall not relieve either party from any obligations accrued to the date of such termination. Upon such termination, each party shall be required to abide by its nondisclosure obligations as described in Section 7.1. The right of Scripps to audit pursuant to Section 2.10, Licensee's obligation to indemnify Scripps as described in Section 4.3 and Licensee's grant back obligations under Section 6.2 hereof shall also survive termination.

                          8.6 WORK-IN-PROGRESS. Upon any such early termination
of the license granted hereunder in accordance with this Agreement, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of a Licensed Product covered by such license which remain on hand as of the date of the termination, so long as Licensee pays to Scripps the royalties applicable to said subsequent sales in accordance with the terms and

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

conditions as set forth in this Agreement, provided that no such sales shall be permitted after the expiration of six (6) months after the date of termination.

                          9. ASSIGNMENT; SUCCESSORS.

                          9.1 ASSIGNMENT. Any and all assignments of this
Agreement or any rights granted hereunder by Licensee without the prior written consent of Scripps are void except (i) to an Affiliate of Licensee or (ii) as expressly permitted hereunder.

                          9.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to
the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of Scripps and Licensee. Any such successor or assignee of Licensee's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee.

                          10. GENERAL PROVISIONS.

                          10.1 INDEPENDENT CONTRACTORS. The relationship between
Scripps and Licensee is that of independent contractors. Scripps and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Scripps and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

                          10.2 ARBITRATION. Any controversy or claim arising out
of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

                                    10.2.1 LOCATION. The location of the
arbitration shall be in the County of San Diego.

                                    10.2.2 SELECTION OF ARBITRATORS. The
arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

                                    10.2.3 DISCOVERY. Unless the parties
mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of

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

relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

                                    10.2.4 CASE MANAGEMENT. Prompt resolution of
any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

                                    10.2.5 REMEDIES. The arbitrators may grant
any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

                                    10.2.6 EXPENSES. The expenses of the
arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

                                    10.2.7 CONFIDENTIALITY. Except as set forth
below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the party may make such disclosures as are required by applicable securities laws. Further, if a party is expressly asked by a third party about the dispute or the arbitration, the party may disclose and acknowledge in general and limited terms that there is a dispute with the other party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

                          10.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement
sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

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

                          10.4 CALIFORNIA LAW. This Agreement shall be construed
and enforced in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

                          10.5 HEADINGS. The headings for each article and
section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

                          10.6 SEVERABILITY. Should any one or more of the
provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

                          10.7 NO WAIVER. Any delay in enforcing a party's
rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

                          10.8 NAME. Whenever there has been an assignment or a
sublicense by Licensee as permitted by this Agreement, the term "Licensee" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

                          10.9 ATTORNEYS' FEES. In the event of a dispute
between the parties hereto or in the event of any default hereunder, the party prevailing in the resolution of any such dispute or default shall be entitled to recover its reasonable attorneys' fees and other costs incurred in connection with resolving such dispute or default.

                          10.10 NOTICES. Any notices required by this Agreement
shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

    For Scripps:             The Scripps Research Institute
                                     10550 North Torrey Pines Road, TPC-9
                                     La Jolla, California  92037
                                     Attention: Director, Technology Development
                                     Fax No.:  (858) 784-9910

           with a copy to:   The Scripps Research Institute
                                     10550 North Torrey Pines Road, TPC-8
                                     La Jolla, California  92037
                                     Attention: General Counsel
                                     Fax No.:  (858) 784-9399

    For Licensee:
                             -------------------------------------------
                                     -----------------------------------
                                     -----------------------------------
                                     -----------------------------------
                                     Attention:  _______________________
                                     Fax No.:  _________________________

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

Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, or (iii) the date notice is sent via telefax, telex or cable, (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

                          10.11 COMPLIANCE WITH U.S. LAWS. Nothing contained in
this Agreement shall require or permit Scripps or Licensee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.


SCRIPPS:                                         LICENSEE:


THE SCRIPPS RESEARCH INSTITUTE                   _______________________________



By:___________________________                   By:____________________________

Title:________________________                   Title:_________________________

                                    EXHIBIT A

                            DISCLOSURE OF TECHNOLOGY

                                    EXHIBIT B

                               FORM OF SUBLICENSE


                  This Sublicense Term Sheet is entered into and made effective as of ____________________, 20___ by and between ______________________________, a _______________ located at __________________________________________________
("Licensee") and ______________________________, a _______________ located at
__________________________________________________ ("Sublicensee").

                  GRANT OF SUBLICENSE. Licensee hereby grants to Sublicensee a sublicense under and on all the same terms and conditions of that certain License Agreement between Licensee and The Scripps Research Institute, a California nonprofit public benefit corporation ("Scripps") attached hereto as
Exhibit I (the "Master License Agreement"), except as set forth below:

                                   a. Technology subject to Sublicense:  _______
----------------------------------------------------------------
----------------------------------------------------------------.

                                   b. Term:  ___________________________________
----------------------------------------------------------------
----------------------------------------------------------------.

                                   c. Royalty Payments:  _______________________
----------------------------------------------------------------
----------------------------------------------------------------.

                                   d. Commercial Development Obligations:  _____
----------------------------------------------------------------
----------------------------------------------------------------.

                  By its signature below, Sublicensee agrees to be bound by all of the terms and conditions of the Master License Agreement, as modified hereby, for the benefit of Licensee and Scripps.

LICENSEE:                                   SUBLICENSEE:

------------------------------              ------------------------------


By:___________________________              By:___________________________
Title:________________________              Title:________________________

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